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                                                                     Exhibit 4.1

                     PARADIGM ADVANCED TECHNOLOGIES, INC.
                            SUBSCRIPTION AGREEMENT


Paradigm Advanced Technologies, Inc.
1 Concorde Gate
Suite 201
Toronto, Ontario M2C 3N6
Canada

Ann.:  Mr. David Kerzner, President


Gentlemen:
          1.   Application.  The undersigned, intending to be legally bound,
hereby subscribes for        shares (the "Shares") of Common Stock (the "Common
Stock") of Paradigm Advanced Technologies, Inc., a Delaware corporation (the
"Company"), at a purchase price of $      (        ) per Share. In addition
to the shares the undersigned shall also receive warrants to purchase 1 common share of Common Stock of the Company for every share acquired in terms of this
Agreement at a purchase price of $       (        ) per Share. These
warrants shall terminate on         ,     .

          2. Representations and Warranties of the Subscriber. The undersigned represents and warrants to the Company as follows:

               (a) The undersigned, in making the decision to purchase the Shares subscribed for, has relied upon independent investigations made by him and his representatives, if any, and the undersigned and/or his advisors have had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Shares.

               (b) The undersigned has been supplied with or has sufficient access to all information, including financial statements and other financial information of the Company, and has been afforded an opportunity to ask questions of and receive answers from an officer of the Company concerning information to which a reasonable investor would attach significance in making investment decisions, so that as a reasonable investor the undersigned has been able to make the undersigned's decision to purchase the Shares.

               (c) The undersigned is not subscribing for the Shares as a result of or subsequent to any advertisement article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the undersigned in connection with investments in securities generally.

               (d) The undersigned is able to bear the substantial economic risks of an investment in the Shares for an indefinite period of time, has no need for liquidity in such
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     investment, has made commitments to investments that are not readily marketable which are reasonable in relation to the undersigned's net worth and, at the present time, could afford a complete loss of such investment.

               (e) The undersigned has such knowledge and experience in financial, tax and business matters so as to enable the undersigned to utilize the information made available to the undersigned in connection with the offering of the Shares to evaluate the merits and risks of an investment in the Shares and to make an informed investment decision with respect thereto.

               (f) The undersigned acknowledges that the purchase of the Shares involves a high degree of risk and further acknowledges that he can bear the economic risk of the purchase of the Shares, including the total loss of his investment. The undersigned is not relying on the Company with respect to the tax and other economic considerations of an investment in the Shares, and the undersigned has relied on the advice of, or has consulted with, only the undersigned's own advisor(s).

               (g) The undersigned has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company.

               (h) The undersigned will not sell or otherwise transfer the Shares without registration under the Securities Act of 1933, as amended (the "Securities Act"), or an exemption therefrom and fully understands that the Shares have not been registered under the Securities Act or under the certain state securities laws and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless the securities are subsequently registered under the Securities Act and under the applicable state securities laws unless an exemption from such registration is available in the opinion of counsel for the holder, which counsel and opinion are reasonably satisfactory to counsel for the Company. The undersigned is purchasing the Shares for the undersigned's own account, for investment purposes only and not with a view to resale or distribution except in compliance with the Securities Act. The undersigned is aware that an exemption from the registration requirements of the Securities Act pursuant to Rule 144 promulgated thereunder is not presently available; that the Company has no obligation to make available an exemption from the registration requirements pursuant to such Rule 144; and that even if an exemption under Rule 144 were available, Rule 144 permits only routine sales of securities in limited amounts in accordance with the terms and conditions of such Rule 144.

               (i) The undersigned agrees to the placement of a legend on the Shares and on any certificate or other document evidencing the Shares stating that they have not been registered under the Securities Act (and a stop transfer order may be placed with respect thereto).

               (j) The undersigned understands that the Shares is being offered and sold to him in reliance on specific exemptions from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the


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     undersigned set forth herein in order to determine the applicability of such exemptions and the suitability of the undersigned to acquire the Shares. The representations, warranties and agreements contained herein are true and correct as of the date hereof and may be relied upon by the Company, and the undersigned will notify the Company immediately of any adverse change in any such representations and warranties which may occur prior to the acceptance of the subscription and will promptly send the Company written confirmation thereof. The representations, warranties and agreements of the undersigned contained herein shall survive the execution and delivery of this Subscription Agreement and the purchase of the Shares.

          3. Accredited Investor Status. The undersigned further represents and warrants as indicated below by the undersigned's initials:

                    (a) ____ I certify that I am an accredited investor because I have had individual income (exclusive of any income earned by my spouse) of more than $200,000 in each of the most recent two years and I reasonably expect to have an individual income in excess of $200,000 for the current year.

                    (b) ____ I certify that I am an accredited investor because I have had joint income with my spouse in excess of $300,000 in each of the two most recent years and I reasonably expect to have joint income with my spouse in excess of $300,000 for the current year.

                    (c) ____ I certify that I am an accredited investor because I have an individual net worth, or my spouse and I have a joint net worth, in excess of $1,000,000.

          4. Miscellaneous.

               (a) This Subscription Agreement shall survive the death or disability of the undersigned and shall be binding upon the undersigned's heirs, executors, administrators, successors and permitted assigns.

               (b) This Subscription Agreement has been duly and validly authorized, executed and delivered by the undersigned and constitutes the valid, binding and enforceable agreement of the undersigned. If this Subscription Agreement is being completed on behalf of a corporation, partnership or trust, it has been completed and executed by an authorized corporate officer, general partner or trustee.

               (c) This Subscription Agreement and the documents referred to herein constitute the entire agreement between the parties hereto with respect to the subject matter hereof and together supersede all prior discussions or agreements in respect thereof.

               (d) Within five (5) days after receipt of a written request from the Company, the undersigned agrees to provide such information, to execute and deliver such documents and to take, or forbear from taking, such actions or provide such further

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     assurances as reasonably may be necessary to correct any errors in documentation, to comply with any and all laws to which the Company is subject.

               (e) The Company shall be notified immediately of any change in any of the information contained above occurring prior to the undersigned's purchase of the Shares or at any time thereafter for so long as the undersigned is a holder of the Shares.

               (f) This Subscription Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute a single document.


                           [signature page follows]

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          IN WITNESS WHEREOF, the undersigned has executed this Revised
Subscription Agreement as of     day of         , 2000.


                                          -----------------------------------
                                          Name

                                          Social Security
                                          or Taxpayer
                                          Identification No.
                                                            -----------------

                                          U.S. Citizen
                                              Yes     No
                                          ---     ---

                                          Business Address:


                                          -----------------------------------
                                          Street


                                          -----------------------------------
                                          City        State      Zip Code

                                          Mailing Address (if different
                                          from Residence or Business
                                          Address):


                                          -----------------------------------
                                          Street


                                          -----------------------------------
                                          City        State      Zip Code


ACCEPTED AND AGREED TO:

PARADIGM ADVANCED TECHNOLOGIES, INC.


By:
   ----------------------
Name:
     --------------------
Title:
      -------------------
Date:
     ---------------,2000

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